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                                  EXHIBIT 23

                          INDEPENDENT AUDITORS CONSENT

                         [HAUSSER + TAYLOR LETTERHEAD]


                          INDEPENDENT AUDITORS CONSENT
                          ----------------------------


We consent to the incorporation by reference in the Registration Statements under the Securities Act of 1933, on Form S-8 (file number 333-33214) and on Form S-8 (file number 333-47824), of our report dated February 28, 2001 relating to the balance sheets of Pinnacle Data Systems, Inc. as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the report on Form 10-KSB of Pinnacle Data Systems, Inc.


                                                        /s/ HAUSSER + TAYLOR LLP

                                                            HAUSSER + TAYLOR LLP
Columbus, Ohio
March 29, 2001